Exhibit 4.3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITORY") TO PSEG ENERGY HOLDINGS INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

CUSIP NO.                                                           $300,000,000
No. R-1

                            PSEG ENERGY HOLDINGS INC.
                           9 1/8% Senior Note due 2004

      PSEG ENERGY HOLDINGS INC., a New Jersey corporation (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $300,000,000 on February 10, 2004 (the "Stated Maturity Date"), unless redeemed or repurchased in accordance with the provisions of this Note, and to pay interest on the outstanding principal amount of this Note from February 10, 2000, semi-annually in arrears on February 10 and August 10 in each year, commencing August 10, 2000 (each, an "Interest Payment Date") at 9 1/8% per annum until the principal hereof is paid or duly provided for. Interest payable on each Interest Payment Date will include interest accrued from and including February 10, 2000 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date. Interest will be computed based on a 360-day year consisting of 12 30-day months.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided below, be paid to the person (the "Holder") in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the January 25 and July 25 (whether or not a Business Day (as defined below)) next preceding such Interest Payment Date (a "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

      For purposes of this Note, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark New Jersey and The City of New York are authorized or obligated by law or executive order to close.

      Payment of the principal of and any premium on this Note on the Stated Maturity Date or date of earlier redemption or repurchase will be made against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

      Payments of principal, premium, if any, and interest in respect of this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of pubic and private debts
(i) in the case of payments on the Stated Maturity Date or date of earlier redemption or repurchase, in immediately available funds and (ii) in the case of payments on an Interest Payment Date, at the option of the Company, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, however, that so long as Cede & Co. is the Holder of this Note, payments of interest on an Interest Payment Date will be made in immediately available funds.

      Any payment of principal, premium or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment.

      General. This Note is one of a duly authorized issue of debt securities (herein called the "Securities") of the Company, issued and to be issued in one or more series under an indenture, dated as of October 8, 1999, as it may be modified or supplemented from time to time (herein called the "Indenture"), between the Company and First Union National Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Notes designated as "9 1/8% Senior Notes due 2004" (collectively, the "Notes"), which such series is limited, subject to the provisions of the Indenture, to an aggregate principal amount equal to $300,000,000.

      Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      Redemption. This Note will be redeemable at the option of the Company, in whole or in part at any time, on at least 30 days but not more than 60 days prior written notice mailed to the Holder hereof, at a price the ("Redemption Price") equal to the greater of (i) 100% of the principal amount to be redeemed, and (ii) the sum, as determined by the Quotation Agent (as defined below), of the present values of the principal amount to be redeemed and the remaining scheduled payments of interest thereon from the date of redemption (the "Redemption Date") to February 10, 2004 (the "Remaining Life"), discounted from their respective payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 40 basis points, plus, in either case, accrued interest thereon to the Redemption Date.

      If money sufficient to pay the Redemption Price of and accrued interest on all of this Note (or portion hereof) to be redeemed on a Redemption Date is deposited with the Trustee or a Paying Agent on or before such Redemption Date and certain other conditions are satisfied, then on and after such Redemption Date, interest will cease to accrue on this Note (or such portion hereof) called for redemption.

      This Note will not be entitled to the benefit of, or be subject to, any sinking fund.

      Option to Elect Repayment Upon Certain Events Involving Pseg Resources Inc. If (1) the Company shall no longer own 100% of the equity ownership interest in PSEG Resources Inc. (herein referred to as "Resources"), or (ii)(a) a transaction or series of related transactions involving Resources (a "Resources Transaction") causes the assets of Resources immediately after such Resources Transaction to be at least 20% less than the assets of Resources immediately prior to such Resources Transaction (as measured from the end of the month immediately preceding the Resources Transaction (or, in the case of a Resources Transaction involving a series of transactions, the month immediately preceding the first of such transactions)) and (b) as a direct result of such Resources Transaction, either of Standard & Poor's Ratings Group or Moody's Investors Service, Inc. shall downgrade its respective rating of the Company below "BBB-" or "Ba1" (or, if either of such ratings immediately preceding the Resources Transaction is lower than "BBB-" or "Ba1", respectively, such rating shall as a direct result of such Resources Transaction be downgraded), then the Holder of this Note shall, in accordance with the provisions hereof and subject to Article 13 of the Indenture, have the right to require the Company to repurchase this Note, in whole or in part, at a price (the "Resources Repayment Price") equal to the greater of (i) 100% of the principal amount to be repurchased, and (ii) the sum, as determined by the Quotation Agent, of the present values of the principal amount to be repurchased and the remaining scheduled payments of interest thereon from the date of repayment (the "Resources Repayment Date") to February 10, 2004, discounted from their respective payment dates to the Resources Repayment Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, plus, in either case, accrued interest thereon to the Resources Repayment Date.

      Within 30 days following any Resources Transaction, the Company shall mail a notice to the Holder of this Note (with a copy to the Trustee) stating:

      1. that a Resources Transaction has occurred and that the Holder has the right to require the Company to repurchase this Note, in whole or in part, at the Resources Repayment Price in cash (the "Resources Offer");

      2. the circumstances and relevant facts regarding such Resources Transaction (including information with respect to balance sheet data of Resources immediately following the Resources Transaction and in the month immediately preceding the Resources Transaction);

      3. the Repayment Date (which shall be a Business Day and be not earlier than 45 days nor later than 60 days from the date of the delivery of such notice to the depository);

      4. that any portion of this Note not tendered for repayment will continue to accrue interest;

      5. that interest on this Note (or portion hereof) tendered for repayment pursuant to the Resources Offer shall cease to accrue after repayment on the Resources Repayment Date;

      6. that if the Holder of this Note elects to have Notes repurchased pursuant to a Resources Offer, such Holder will be required to surrender this Note, with the form entitled "Option to Elect Repayment" attached hereto completed, to the Trustee at the address specified in the notice not earlier than 45 days and not later than 30 days prior to the Resources Repayment Date;

      7. that the Holder will be entitled to withdraw its election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter period as may be required by applicable law) preceding the Resources Repayment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for repayment, and a statement that such Holder is withdrawing its election to have such Notes repurchased; and

      8. that the Holder of this Note electing only a portion of this Note to be repurchased will be issued new Notes in a principal amount equal to the portion of this Note not subject to such election.

      In addition to the foregoing, the Company shall also deliver to The Depository Trust Company within the time periods specified above, for retransmittal to its participants, a notice substantially to the effect specified in clauses (1) through (5) and (7) above, which notice shall also specify the required procedures (furnished by The Depository Trust Company) for owners of beneficial interests in this Global Security to tender and receive payment of the Resources Repayment Price for such interests (including The Depository Trust Company's "Repayment Option Procedures," to the extent applicable), all in accordance with The Depository Trust Company's rules, regulations and practices.

         On the Resources Repayment Date, the Company shall deposit with the Trustee money sufficient without reinvestment to pay the Resources Repayment Price of this Note (or portion hereof) to be repurchased. The Trustee shall as soon as practicable promptly mail to the Holder of this Note payment in an amount equal to the Resources Repayment Price and as soon as practicable authenticate and mail to such Holder a new Note in a principal amount equal to any portion of this Note not repurchased.

      Option to Elect Repayment Upon a Change of Control. In the event of a Change of Control (as defined in the Indenture), the Holder of this Note shall have the right to require the Company to repurchase this Note, in whole or in part, at 101% of the principal amount thereof plus accrued interest to the Repayment Date in accordance with the procedures set forth in the Indenture.

      The Company shall comply with Rule 14e-1 under the Securities Act of 1934, as amended (the "Exchange Act"), and any other applicable laws and regulations in the event that a Resources Transaction or Change of Control occurs.

      Certain Definitions

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the Notes to be redeemed or repurchased, as the case may be.

      "Comparable Treasury Price" means, with respect to any Redemption Date or a Repayment Date, the average of four Reference Treasury Dealer Quotations, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) lehman brothers inc. And its respective successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date or Repayment Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date or Repayment Date, as the case may be.

      "Treasury Rate" means, with respect to any Redemption Date or Repayment Date, the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date or Repayment Date, as the case may be, using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date or Repayment Date, as the case may be.

      Reports Upon Request of Holders. During any Registration Default Period (as such term is defined in the Exchange and Registration Rights Agreement, dated February 10, 2000, between the Company and Lehman Brothers Inc.) the Company will make available to the Holder of this Note, upon request, copies of annual reports and of the information, documents, and other reports ("Periodic Reports") that the Company would have been required to file with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or Section 15(d) of the Exchange Act if the Company was subject to the reporting obligations of such Sections. The

Company shall make such Periodic Reports available to the Holder of this Note within the respective time periods mandated by the Exchange Act for the filing of such Periodic Reports with the SEC for issuers subject to Section 13 or 15(d) of the Exchange Act.

      Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of a majority in aggregate principal amount of the Outstanding Securities of an individual series, to waive, on behalf of all of the Holders of Securities of such individual series, certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

      Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

      Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

      Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

      This Note is a Global Security. If The Depository Trust Company is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Notes in certificated form in exchange for this Global Security. In addition, the Company may at any time determine not to have Securities represented by one or more Global Securities and, in such event, will issue Notes in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of this Note as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Defined Terms. All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

      Governing Law. This Note shall be governed by and construed in accordance with the law of the State of New Jersey.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:                                          PSEG ENERGY HOLDINGS INC.



                                                BY: ____________________________
                                                            President

                                                ATTEST: ________________________
                                                            Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                FIRST UNION NATIONAL BANK,
                                                         as Trustee

                                                BY: ____________________________
                                                         Authorized Signatory

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
     I or we assign and transfer this Security to

                  (Insert assignee's soc. sec. or tax I.D. No.)

              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ____________________________        Signed: _____________________________

                                                   _____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security)

Signature Guarantee: ___________________________________________________________

                         OPTION TO ELECT REPAYMENT FORM

      If you wish to elect to have this Note repurchased by the Company upon a Change of Control, check this box: [ ]

      If you wish to elect to have only part of this Note repurchased by the Company upon a Change of Control, state the amount: $

      If you wish to elect to have this Note repurchased by the Company upon a Resources Transaction, check this box: [ ]

      If you wish to elect to have only part of this Note repurchased by the Company upon a Resources Transaction, state the amount: $

Dated: ____________________________        Signed: _____________________________

                                                   _____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security)

Signature Guarantee: ___________________________________________________________